UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                           FORM 8-K



                       CURRENT REPORT



           PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) June 8, 2004


                   NICHOLAS FINANCIAL, INC.
    (Exact name of registrant as specified in its Charter)


   British Columbia, Canada        0-26680          8736-3354
(State or Other Jurisdiction of  (Commission   (I.R.S. Employer
 Incorporation or Organization)   File Number)  Identification No.)

  2454 McMullen Booth Road, Building C
         Clearwater, Florida                      33759
(Address of Principal Executive Offices)        (Zip Code)


                        (727) 726-0763
     (Registrant's telephone number, Including area code)


                        Not applicable
    (Former name, former address and former fiscal year, if
                 changed since last report)

Item 5.     Other Events

	Nicholas Financial, Inc. announced it closed the sale of an additional 300,000 shares of its common stock at a public offering price of $8.00 per share in connection with the exercise of the over-allotment option granted to the underwriter of the Company's recent offering of 1,100,000 shares of common stock that closed on May 19, 2004. The net proceeds to the Company of the offering (including the exercise of the over-allotment option), totaling approximately $9.8 million, are being used to pay down the Company's line of credit. In addition, approximately 900,000 shares of common stock were sold in the recent offering by a group of selling shareholders.





Item 7.     Financial Statements and Exhibits

Exhibit #      Description

99.9 		Press  release  dated  June 8,  2004,  announcing  the
            company closed the sale of an additional 300,000 shares of its common stock at a public offering price of $8.00 per share in connection with the exercise of the over-allotment option granted to the underwriter of the Company's recent offering of 1,100,000 shares of common stock that closed on May 19, 2004.

                         SIGNATURES

   Pursuant  to the requirements of the Securities  Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                  NICHOLAS FINANCIAL, INC.
                        (Registrant)


  Date: June 8, 2004            /s/ Peter L. Vosotas
                                Peter L. Vosotas
                                Chairman, President,
                                Chief Executive Officer
                                (Principal Executive Officer)


   Date: June 8, 2004           /s/ Ralph T. Finkenbrink
                                Ralph T. Finkenbrink
                                (Principal Financial Officer
                                 and Accounting Officer)

Exhibit Index

Exhibit     Description

99.9 		Press  release  dated  June 8,  2004,  announcing  the
            company closed the sale of an additional 300,000 shares of its common stock at a public offering price of $8.00 per share in connection with the exercise of the over-allotment option granted to the underwriter of the Company's recent offering of 1,100,000 shares of common stock that closed on May 19, 2004.

                          Exhibit 99.9

                      FOR IMMEDIATE RELEASE

Nicholas Financial, Inc.
Corporate Headquarters
2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759

Contact: Ralph Finkenbrink
         Sr. Vice President, Finance

NASDAQ: NICK
Web site: www.nicholasfinancial.com
Ph # - 727-726-0763
Fax # - 727-726-2140


         Nicholas Financial Announces Closing of Underwriter's Option

Clearwater, Florida - June 8, 2004: Nicholas Financial, Inc. (Nasdaq, NICK) today announced that it closed the sale of an additional 300,000 shares of its common stock at a public offering price of $8.00 per share in connection with the exercise of the over-allotment option granted to the underwriter of the Company's recent offering of 1,100,000 shares of common stock that closed on May 19, 2004. The net proceeds to the Company of the offering (including the exercise of the over-allotment option), totaling approximately $9.8 million, are being used to pay down the Company's line of credit. In addition, approximately 900,000 shares of common stock were sold in the recent offering by a group of selling shareholders.

Upon completion of the recent common stock offering and exercise of the over-allotment option, the Company has approximately 6.5 million shares of common stock outstanding. The Company's common stock trades on the Nasdaq National Market under the symbol "NICK" and had a closing price of $8.32 per share on June 7, 2004.

Ferris, Baker Watts, Incorporated served as the sole underwriter for the offering, including the over-allotment option. Copies of the prospectus relating to this offering may be obtained from the offices of Ferris, Baker Watts Inc., 100 Light Street, 8th Floor, Baltimore, Maryland 21202.

The registration statement relating to these securities has been filed with the Securities and Exchange Commission and has been declared effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock, which is being made only pursuant to the prospectus relating to the offering, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Founded in 1985, Nicholas Financial provides specialty consumer finance products through its 32 branch offices located throughout the eastern United States.